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                                                                    EXHIBIT 6(A)

                        Pacific Life & Annuity Company
                     Pacific Select Exec Separate Account

                     Consent to the use of our reports in
                       Post-Effective Amendment No. 6 to
               Registration Statement No. 333-80825 on Form S-6
                        for Pacific Select Exec II (NY)

                                  May 1, 2001

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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-80825 on Form S-6 of our report dated February 6, 2001, related to the statement of assets and liabilities of Pacific Select Exec Separate Account of Pacific Life & Annuity Company as of December 31, 2000, and the related statement of operations and statement of changes in net assets for the periods from commencement of operations through December 31, 2000, and of our report dated February 26, 2001, related to the financial statements-statutory basis of Pacific Life & Annuity Company as of December
31, 2000 and 1999, and for each of the two years in the period ended December 31, 2000, appearing in the Prospectus of Pacific Select Exec II (NY), which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" appearing in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
May 1, 2001